Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

[LETTERHEAD OF MILLER & MCCOLLOM, CPA]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated November 10, 2005, relating to the financial statements of U.S. MEDSYS CORP.

Miller & McCollom, CPA

CERTIFIED PUBLIC ACCOUNTANTS

Miller & McCollom, CPA

November 10, 2005